Exhibit 23.2

Consent of Independent Accountant

We consent to the inclusion in Form 10-K of our report dated March 29, 2011, on our audits of the financial statements of TWLDC Holdings, L.P., as of December 31, 2010 and 2009, and for the three years ended December 31, 2010, 2009 and 2008.

/s/ BKD, LLP

Houston Texas

April 4, 2011